As filed with the Securities and Exchange Commission on June 20, 2016

Registration No. 333-209125

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Post-Effective Amendment No. 1

to

Form S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Premier Biomedical, Inc.
(Exact name of registrant as specified in its charter)

Nevada	2836	27-2635666
(State or other jurisdiction of incorporation or organization	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

P.O. Box 25 Jackson Center, PA 16133	(814) 786-8849
(Address, including zip code, of registrant's principal executive offices)	(Telephone number, including area code)

William A. Hartman

Chief Executive Officer

Premier Biomedical, Inc.

P.O. Box 25

Jackson Center, PA 16133

(814) 786-8849

(Name, address, including zip code, and telephone number, including area code, of agent for service)

COPIES TO:

Brian A. Lebrecht, Esq.

Clyde Snow & Sessions, PC

201 S. Main Street, 13th Floor

Salt Lake City, UT 84111

(801) 322-2516

Approximate date of commencement of proposed sale to the public:

This Post-Effective Amendment is being filed to deregister all of the unsold securities previously registered hereunder.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☒
(Do not check if a smaller reporting company)

EXPLANATORY NOTE

DEREGISTRATION OF SECURITIES

Premier Biomedical, Inc., a Nevada corporation (the "Company"), is filing this Post-Effective Amendment No. 1 (this "Amendment") to deregister all of the unsold shares of the Company's common stock, par value $0.00001 per share, that were registered pursuant to a registration statement on Form S-1, SEC File No. 333-209125, filed with the Securities and Exchange Commission on January 26, 2016 and declared effective on April 5, 2016 (as amended, the "Registration Statement"), pertaining to the resale registration of up to an aggregate of 18,600,000 shares of Common Stock.

Pursuant to the undertaking contained in the Registration Statement to remove from registration by means of a post-effective amendment any of the shares of common stock being registered which remain unsold, the Company hereby amends the Registration Statement to remove from registration the shares of common stock covered by the Registration Statement that remain unsold.

2

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, in the City of Jackson Center, State of Pennsylvania, on June 20, 2016.

Premier Biomedical, Inc.

By:	/s/ William A. Hartman
Name:	William A. Hartman
Its:	Chief Executive Officer